UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 27, 2019

Commission File Number:  000-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described below, Papa John’s International, Inc. (the “Company”) provided a notice of non-renewal to an executive officer in connection with the Company’s transition away from executive employment agreements (other than with respect to the CEO).

Caroline M. Oyler, a named executive officer of the Company in our Proxy Statement filed March 27, 2019, is a party to an employment agreement with the Company that provides for severance pay and benefits, among other things, in certain events of termination of employment. The employment agreement provides for an initial employment term of three years, which term automatically renews for additional successive one-year periods (unless either party provides notice of non-renewal at least 60 days before the expiration of the term (as extended by any renewal period)).

As previously disclosed, the Company has in place a severance pay plan (the “Severance Plan”) providing benefits substantially similar to the benefits provided under the employment agreement, except that the employment agreement provides six months additional service credit for time vested equity awards in the event of a termination without cause.  In addition, also as previously disclosed, the Company put in place a Change of Control Severance Plan on November 1, 2018 (the “Change of Control Severance Plan”). Under the Change of Control Severance Plan, upon the occurrence of any of certain termination events following a change-of-control of the Company (i.e. a “double-trigger” event), the Company’s executive officers and certain other employees would be entitled to receive cash severance payments.

The Compensation Committee of the Board of Directors reviewed the benefits provided to executive officers by the Severance Plan and the Change of Control Severance Plan, and considering best governance practices, determined to end the Company’s prior practice of entering into employment agreements with executive officers, except with respect to the CEO.  As a result, the Compensation Committee approved notices of non-renewal be provided to its executive officers with employment contracts, and such notice was provided to Ms. Oyler on September 27, 2019.  Accordingly, her employment agreement will expire by its terms, and, thereafter, she will be eligible for benefits under the Severance Plan and the Change of Control Severance Plan, or such other policies or plans, if any, that may be in effect from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC.
(Registrant)

Date: October 2, 2019	/s/ Clara Passafiume
Clara Passafiume Vice President, Corporate Counsel and Secretary